SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2006

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 263-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement and

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On October 6, 2006, Cytyc Corporation (the “Company”) entered into Amendment No. 1 (“Amendment No. 1”) to its existing Credit Agreement (the “Credit Agreement’), dated June 30, 2006, with JPMorgan Chase Bank, National Association (“JPMorgan”), as Administrative Agent, Bank of America, N.A., as Syndication Agent and a syndicate of four other lenders. Since entering into the Credit Agreement in June 2006, JPMorgan has been succeeded by SunTrust Bank as the Administrative Agent.

The following is a summary of the amendments to the Credit Agreement contained in Amendment No. 1; provided, however, that amendments set forth under (d) and (e) below will take effect only if the Company’s proposed acquisition of Vision Systems Limited is consummated:

(a)	the committed amount of the revolving credit facility is increased from $150 million to $345 million;

(b)	Section 2.20, which concerns the possible future increase in the committed amount of the revolving credit facility, is amended such that the maximum committed amount to which the facility may be increased in the future is $500 million;

(c)	the definitions of “Issuing Bank,” “Prime Rate” and “Swingline Lender” are amended in order to replace references to JPMorgan with SunTrust Bank (in addition, any references to the JPMorgan’s address or contact information have been replaced with SunTrust Bank’s information);

(d)	Sections 6.03(a), 6.04 and 6.06 are amended to permit the transfer of ownership of shares in Vision Systems Limited from a Domestic Subsidiary (as defined in the Credit Agreement) to an Australian subsidiary of the Company; and

(e)	Section 6.04(a) is amended to include a reference to investments in the Australian market of a quality comparable to those described in the definition of Permitted Investments.

The foregoing description does not constitute a complete summary of the terms of Amendment No. 1 and is qualified in its entirety by reference to the full text of Amendment No. 1, which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed pursuant to Items 1.01 and 2.03:

Exhibit No.	Description
10.1	Amendment No. 1, dated October 6, 2006, to the Credit Agreement, dated as of June 30, 2006, among Cytyc Corporation, the lenders and agents party thereto, and SunTrust Bank, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By:	/s/ Patrick J. Sullivan
Patrick J. Sullivan Chairman, Chief Executive Officer, and President

Date: October 13, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1, dated October 6, 2006, to the Credit Agreement, dated as of June 30, 2006, among Cytyc Corporation, the lenders and agents party thereto, and SunTrust Bank, as Administrative Agent